UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 5, 2018

AMGEN INC.

(Exact name of registrant as specified in its charter)

001-37702

(Commission File Number)

Delaware	95-3540776
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (805) 447-1000 N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On February 5, 2018, Amgen Inc. (the “Company”) received notice from the trustee of the Amgen Retirement and Savings Plan (the “401(k) Plan”) that in connection with the Company’s tender offer, commenced February 5, 2018 (the “Offer”), in which the Company is offering to purchase up to $10 billion in value of shares of the Company’s common stock, $0.0001 par value per share (the “Shares”) at a price not greater than $200 nor less than $175 per Share, 401(k) Plan participants that elect to participate in the Offer will be restricted from selling or transferring Shares held in the Amgen Common Stock Fund within the 401(k) Plan to the extent that such Shares have been tendered in the Offer (the “Participant Restrictions”). Participants in the Retirement and Savings Plan for Amgen Manufacturing, Limited (the “AML Retirement Plan,” and together with the 401(k) Plan, the “Plans”) may also elect to participate in the Offer, and if they do so elect, will also be subject to the Participant Restrictions.

If, as a consequence of the Participant Restrictions, 50% or more of the participants in the Plans are restricted in their ability to purchase, sell or otherwise acquire or transfer an interest in Shares for a period of more than three consecutive business days, a blackout period will arise under Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR. During any blackout period, directors and executive officers of the Company will be prohibited from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company acquired in connection with their employment as an officer or services as a director.

It is currently unknown whether a blackout period will arise in connection with the Offer, because we cannot determine at this time whether 50% or more of participants in the Plans will make and not revoke an election to participate in the Offer. If a blackout period does arise because this 50% threshold is met, the blackout period could begin as soon as March 5, 2018, and could extend through March 8, 2018.

On February 5, 2018, in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, the Company sent a blackout trading restriction notice to its directors and executive officers informing them that they may be prohibited from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company acquired in connection with their employment as an officer or services as a director, but only if a blackout period actually arises pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR.

A copy of the blackout trading restriction notice to directors and executive officers of the Company, which includes the information required by Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Notice to Directors and Executive Officers of Amgen Inc. regarding the Potential Complete Blackout in Transactions Involving Shares of Amgen Common Stock, dated February 5, 2018.

Additional Information Regarding the Tender Offer

The tender offer by Amgen Inc., a Delaware corporation (“Amgen”), to acquire up to $10 billion in value of shares of its common stock, $0.0001 par value per share (the “Shares”), at a price not greater than $200 nor less than $175 per Share, to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase dated February 5, 2018 (the “Offer to Purchase”) and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), is scheduled to expire at 12:00 Midnight, New York City time, at the end of Monday, March 5, 2018, unless the Offer is extended.

This communication is for informational purposes only. This communication is not a recommendation to buy or sell Shares or any other securities, and it is neither an offer to purchase nor a solicitation of an offer to sell Shares or any other securities. The terms and conditions of the Offer are set forth in the Tender Offer Statement on Schedule TO (including all exhibits thereto) dated February 5, 2018 (the “Schedule TO”) and filed with the United States Securities and Exchange Commission (the “SEC”) by Amgen. Stockholders should read carefully the Offer to Purchase, Letter of Transmittal and related materials because they contain important information, including the various terms of, and conditions to, the Offer. Stockholders may obtain a free copy of the Schedule TO, the Offer to Purchase, Letter of Transmittal and any other documents filed by Amgen with the SEC at the SEC’s website at www.sec.gov or from Amgen’s website at www.amgen.com.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice to Directors and Executive Officers of Amgen Inc. regarding the Potential Complete Blackout in Transactions Involving Shares of Amgen Common Stock, dated February 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amgen Inc.

Date: February 5, 2018	By:	/s/ Jonathan P. Graham
Name: Jonathan P. Graham
Title: Senior Vice President, General Counsel and Secretary